Ex. 99.2

New Source Energy Partners L.P.
Unaudited Pro Forma Financial Information
Introduction

The following unaudited pro forma condensed financial information reflects the historical financial statements of New Source Energy Partners L.P. ("NSLP" or the "Partnership"), adjusted on a pro forma basis to give effect to the disposition of Erick Flowback Services LLC ("EFS") and Rod's Production Services, L.L.C. ("RPS") to Erick’s Holdings, LLC (“Buyer”), J. Mark Snodgrass (“Mr. Snodgrass”), and Brian N. Austin (“Mr. Austin”), which occurred on December 16, 2015. The total consideration received was approximately $44.9 million, consisting of cash consideration of $5.0 million, a promissory note from the purchaser in favor of MidCentral Energy Partners L.P. ("MCLP") in the amount of $8.0 million, and the assumption and elimination of $31.9 million of certain liabilities. The liabilities assumed or eliminated include $8.5 million of bank debt of Erick and Rod’s, $21.9 million of contingent consideration due to the former owners of Erick and Rod’s in connection with the Partnership’s acquisition of Erick and Rod’s on June 26, 2014, and $1.5 million of liabilities related to certain legal proceedings of Erick and Rod’s.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 gives effect to the disposition of EFS and RPS and the use of proceeds as if the transaction had occurred on September 30, 2015. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 give effect to the disposition of EFS and RPS as if the transaction had occurred on January 1, 2014.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying footnotes, NSLP’s Annual Report on Form 10-K for the year ended December 31, 2014 and NSLP's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2015.

Ex. 99.2

New Source Energy Partners L.P. Unaudited Pro Forma Consolidated Balance Sheet As of September 30, 2015

	NSLP Historical	Pro Forma adjustments		NSLP Pro Forma
	(in thousands, except unit amounts)
ASSETS
Current assets:
Cash	$1,418	$4,978	(a)(b)	$6,396
Restricted cash	457	(85)	(b)	372
Accounts receivable, net	11,477	(7,602)	(b)	3,875
Accounts receivable-related parties, net	5,480	300	(d)	5,780
Derivative contracts	1,075	—		1,075
Inventory	3,557	—		3,557
Prepaid expenses	3,965	(1,162)	(b)	2,803
Other current assets	730	(35)	(b)	695
Total current assets	28,159	(3,606)		24,553
Oil and natural gas properties, at cost using full cost method of accounting:
Proved oil and natural gas properties	333,186	—		333,186
Less: Accumulated depreciation, depletion, amortization, and impairment	(289,948)	—		(289,948)
Total oil and natural gas properties, net	43,238	—		43,238
Property and equipment, net	66,985	(40,533)	(b)	26,452
Note receivable-related parties	—	8,000	(c)	8,000
Derivative contracts	161	—		161
Other assets	1,116	(145)		971
Total assets	$139,659	$(36,284)		$103,375

Ex. 99.2

New Source Energy Partners L.P. Unaudited Pro Forma Consolidated Balance Sheet - continued As of September 30, 2015

	NSLP Historical	Pro Forma adjustments		NSLP Pro Forma
	(in thousands, except unit amounts)
LIABILITIES, REDEEMABLE PREFERRED UNITS AND UNITHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$15,556	$(4,936)	(b)	$10,620
Accounts payable-related parties	2,651	242	(b)	2,893
Factoring payable	3,653	(3,653)	(b)	—
Contingent consideration payable	12,913	(12,913)	(e)	—
Current portion of long-term debt	74,340	(18,988)	(f)	55,352
Other current liabilities	2,319	(1,500)	(b)	819
Total current liabilities	111,432	(41,748)		69,684
Long-term debt	413	—		413
Contingent consideration payable	—	—		—
Asset retirement obligations	3,765	—		3,765
Other liabilities	—	—		—
Total liabilities	115,610	(41,748)		73,862
Commitments and contingencies (Note 14)

Series A Cumulative Convertible Redeemable Preferred Units (1,930,000 units issued and outstanding at September 30, 2015)	44,982	—		44,982

Unitholders' equity (deficit):
Common units (16,522,775 units issued and outstanding at September 30, 2015)	20,188	5,464	(g)	25,652
Common units held in escrow	(2,131)	—		(2,131)
Subordinated units (2,205,000 units issued and outstanding at September 30, 2015)	(56,410)	—		(56,410)
Total New Source Energy Partners L.P. unitholders' deficit	(38,353)	5,464		(32,889)
Noncontrolling interest	17,420	—		17,420
Total unitholders' deficit	(20,933)	5,464		(15,469)
Total liabilities, redeemable preferred units and unitholders' equity (deficit)	$139,659	$(36,284)		$103,375

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Ex. 99.2

New Source Energy Partners L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014

	NSLP Historical	Pro Forma adjustments		NSLP Pro Forma
	(in thousands, except unit and per unit amounts)
Revenues:
Oil sales	$14,906	$—		$14,906
Natural gas sales	15,534	—		15,534
NGL sales	31,048	—		31,048
Oilfield services	104,155	(61,968)	(h)	42,187
Total revenues	165,643	(61,968)		103,675
Operating costs and expenses:
Oil, natural gas and NGL production	18,617	—		18,617
Production taxes	2,833	—		2,833
Cost of providing oilfield services	60,904	(36,742)	(h)	24,162
Depreciation, depletion and amortization	54,352	(15,203)	(h)	39,149
Accretion	327	—		327
Impairment of goodwill and other intangible assets	59,000	—		59,000
General and administrative	28,671	(9,707)	(h)(j)	18,964
Change in fair value of contingent consideration	(9,031)	1,320	(i)	(7,711)
Total operating costs and expenses	215,673	(60,332)		155,341
Operating loss	(50,030)	(1,636)		(51,666)
Other income (expense):
Interest expense	(5,041)	767	(h)	(4,274)
Gain (loss) on derivative contracts, net	10,707	—		10,707
Gain on investment in acquired business	2,298	—		2,298
Other (expense) income	(9)	406	(d)(h)	397
Net loss	(42,075)	(463)		(42,538)
Less: net income attributable to noncontrolling interest	242	—		242
Net loss attributable to New Source Energy Partners L.P. common, subordinated and general partner units	$(42,317)	$(463)		$(42,780)

ALLOCATION OF NET LOSS:
Net loss allocable to general partner	$(409)	$(5)		$(414)
Net loss allocable to subordinated units	(6,257)	(64)		(6,321)
Net loss allocable to common units	(35,651)	(394)		(36,045)
	$(42,317)	$(463)		$(42,780)

Weighted average common units outstanding	13,517,131	—	(k)	13,517,131
Net loss per common unit	$(2.64)			$(2.67)
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Ex. 99.2

New Source Energy Partners L.P.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2015

	NSLP Historical	Pro Forma adjustments		NSLP Pro Forma
	(in thousands, except unit and per unit amounts)
Revenues:
Oil sales	$3,906	$—		$3,906
Natural gas sales	4,422	—		4,422
NGL sales	7,382	—		7,382
Oilfield services	66,596	(49,989)	(h)	16,607
Total revenues	82,306	(49,989)		32,317
Operating costs and expenses:
Oil, natural gas and NGL production	11,841	—		11,841
Production taxes	790	—		790
Cost of providing oilfield services	51,473	(38,373)	(h)	13,100
Depreciation, depletion and amortization	23,675	(10,275)	(h)	13,400
Accretion	203	—		203
Impairment	191,949	(66,784)	(h)	125,165
General and administrative	27,474	(11,931)	(h)(j)	15,543
Total operating costs and expenses	307,405	(127,363)		180,042
Operating loss	(225,099)	77,374		(147,725)
Other income (expense):
Interest expense	(3,929)	932	(h)	(2,997)
Gain (loss) on derivative contracts, net	1,951	—		1,951
Other (expense) income	(1,479)	330	(d)(h)	(1,149)
Net loss	(228,556)	78,636		(149,920)
Less: net income attributable to noncontrolling interest	—			—
Net loss attributable to New Source Energy Partners L.P.	(228,556)	78,636		(149,920)
distributions on Series A Preferred Units	2,315	—		2,315
accretion of discount on Series A Preferred Units	457	—		457
Net loss attributable to New Source Energy Partners L.P. common, subordinated and general partner units	$(231,328)	$78,636		$(152,692)

ALLOCATION OF NET LOSS:
Net loss allocable to general partner	$(470)	$—		$(470)
Net loss allocable to subordinated units	(28,090)	9,303		(18,787)
Net loss allocable to common units	(202,768)	69,333		(133,435)
	$(231,328)	$78,636		$(152,692)

Weighted average common units outstanding	16,431,169	—	(k)	16,431,169
Net loss per common unit	$(12.34)			$(8.12)
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Ex. 99.2

New Source Energy Partners L.P.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation
The unaudited pro forma condensed balance sheet as of September 30, 2015 is based on the unaudited September 30, 2015 balance sheet of New Source Energy Partners, L.P. ("NSLP" or "Partnership") and gives effect to the sale of Erick Flowback Services LLC ("EFS") and Rod's Production Services, L.L.C. ("RPS") and the use of proceeds as if it occurred on September 30, 2015. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is based on the audited statement of operations of the Partnership for the year ended December 31, 2014 and includes pro forma adjustments to give effect to the sale of EFS and RPS as if the transaction occurred on January 1, 2014. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2015 is based on the unaudited statement of operations of the Partnership for the nine months ended September 30, 2015 and gives effect to the sale of EFS and RPS as if it occurred on January 1, 2014.
The sale of EFS and RPS to Erick’s Holdings, LLC (“Buyer”), J. Mark Snodgrass (“Mr. Snodgrass”), and Brian N. Austin(“Mr. Austin”) is considered a transaction with related parties as Buyer is owned, directly or indirectly, by Mr. Snodgrass and Mr. Austin. Mr. Snodgrass and Mr. Austin owned, directly or indirectly, each of Erick and Rod’s prior to the Partnership acquisition of the entities in June 2014 ("Acquisition"). After the Acquisition, Mr. Snodgrass became the Senior Vice President of Operations of MCLP and remained an officer of each of Erick and Rod’s. In addition, Mr. Snodgrass and Mr. Austin were each issued common units representing limited partner interest in the Partnership in connection with the Acquisition, which they still own. The purchase price was determined based on arm’s length negotiations.
The pro forma adjustments include the use of estimates and assumptions as described herein. The pro forma adjustments are based on information available to management at the time these unaudited pro forma condensed consolidated financial statements were prepared. NSLP believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available.

Ex. 99.2

Note 2. Unaudited Pro Forma Adjustments
The following adjustments were made in the preparation of the unaudited condensed consolidated financial information:

(a)	Adjustment reflects $5.0 million in estimated proceeds from the sale of EFS and RPS used to pay NSLP debt.

(b)	Adjustment reflects the elimination of assets and liabilities and net settlement of intercompany transactions included in the sale of EFS and RPS.

(c)	Adjustment reflects $8.0 million related party note receivable from the sale of EFS and RPS. The note matures in December 2020 and bears interest at 5.0% per annum.

(d)	Adjustment reflects the accrual of and related party receivable for interest income related to the purchaser's note for $8.0 million described in (c) above.

(e)
Adjustment reflects the elimination of contingent consideration in connection with the sale of EFS and RPS. This amount is the equity portion of contingent consideration earned by the former owners of EFS and RPS in the second quarter of 2015.

(f)
Adjustment reflects the elimination of the $9.1 million note payable in connection with the sale of EFS and RPS in addition to $9.9 million in EFS and RPS debt eliminated with the sale of EFS and RPS. The $9.1 million note payable was the cash portion of contingent consideration earned by the former owners of EFS and RPS in the second quarter of 2015.

(g)
Adjustment represents the recognition of a $36.6 million estimated loss on sale which would have been realized upon the sale of EFS and RPS if the transaction had closed on September 30, 2015. The estimated loss has not been reflected in the pro forma condensed consolidated statement of operations for the nine months ended September 30, 2015 as it is considered non-recurring in nature. Actual adjustments may differ from the information presented. The $36.6 million estimated loss on sale is substantially offset by the elimination of $31.2 million in net EFS and RPS revenue and expenses for the period.

(h)	Adjustment reflects the reclassification of the revenue and costs, net of intercompany transactions, associated with the sale of EFS and RPS to discontinued operations.

(i)	Adjustment reflects the elimination of the change in fair value of contingent consideration related to the acquisition of EFS and RPS.

(j)
Adjustment reflects an additional $5.1 million in phantom unit compensation expense from the issuance of previously escrowed units to the former owners as required in the June 2014 EFS / RPS acquisition partially offset by a $4.5 million reduction in phantom unit compensation expense related to forfeitures from the sale of EFS and RPS.

(k)
The disposition of EFS and RPS did not impact the number of common units outstanding at December 31, 2014. A pro forma adjustment made for the forfeiture of 4,304 unvested common units did not impact the weighted common units outstanding for the nine months ended September 30, 2015.